EXHIBIT 21

                    Subsidiaries of the Registrant

The table below indicates each of the Registrant's subsidiaries, each subsidiary's jurisdiction of incorporation, and the percentage of its voting securities owned by the Registrant or its subsidiaries.

                                   State or
                                  country of      Percentage
                                incorporation      of voting
Subsidiaries:                   or organization    securities  Owned by
------------                    ---------------   -----------  --------

Austria Warmetauscher GmbH      Austria               100%     Registrant
Industrial Airsystems, Inc.     Minnesota             100%     Registrant
Manufacturera Mexicana de
  Partes de Automoviles,
  S.A. ("Mexpar")               Mexico                100%     Registrant<F1>
Modine, Inc.                    Delaware              100%     Registrant
Modine Aftermarket Holdings,
  Inc.                          North Carolina        100%     Registrant
Modine Asia K.K.                Japan                 100%     Registrant
Modine of Canada, Ltd.          Ontario, Canada       100%     Registrant
Modine Climate Systems Inc.<F2> Kentucky              100%     Registrant
Modine Export Sales Corp.       Barbados              100%     Registrant
Modine Foundation, Inc.         Wisconsin             100%     Registrant
Modine Manufacturing Company
  Foundation, Inc.              Wisconsin             100%     Registrant
Modine of Puerto Rico, Inc.     Delaware              100%     Registrant
Radman, Inc.                    Michigan              100%     Registrant
TRT Heating Products, Inc.      Rhode Island          100%     Registrant
Modine Holding GmbH             Germany               100%     Modine, Inc.
Modine Transferencia de Calor,
  SA de CV                      Mexico               99.6%     Modine, Inc.<F3>
NRF BV ("NRF")                  The Netherlands       100%     Modine, Inc.
NRF AS                          Denmark               100%     NRF
NRF BvbA                        Belgium               100%     NRF
NRF Deutschland GmbH            Germany               100%     NRF
NRF France SarL                 France                100%     NRF
NRF GmbH                        Austria               100%     NRF
NRF Italia                      Italy                 100%     NRF
NRF Ltd.                        England               100%     NRF
NRF SP ZOO                      Poland                100%     NRF
NRF Switzerland AG              Switzerland           100%     NRF
Radiadores Montana S.A.         Spain                 100%     NRF
Skopimex BV                     The Netherlands       100%     NRF
Hungaro Langerer Gep. Kft.      Hungary               100%     Modine Holding
                                                                 GmbH
Langerer & Reich GmbH ("L&R")   Germany               100%     Modine Holding
                                                                 GmbH
Langerer & Reich
  Automobiltechnik GmbH         Germany               100%     Modine Holding
                                                                 GmbH

-----------------------------
<F1>   One share certificate of Mexpar is held by Modine, Inc.
<F2>   Formerly known as Signet Systems, Inc.
<F3>   Balance of voting securities held by the Registrant.

                        Exhibit 21 continued


Modine GmbH                     Germany               100%     Modine Holding
                                                                 GmbH
Modine Aluminiumkuhler-
  systeme GmbH                  Germany               100%     Modine Holding
                                                                 GmbH
Modine Kirchentellinsfurt
  GmbH                          Germany               100%     Modine Holding
                                                                 GmbH
Modine Montage GmbH             Germany               100%     Modine Holding
                                                                 GmbH
Modine S.r.l.                   Italy                 100%     Modine Holding
                                                                 GmbH
Modine Uden B.V.                The Netherlands       100%     Modine Holding
                                                                 GmbH
Modine Climate Systems
  GmbH<F4>                      Germany               100%     Modine Climate
                                                                 Systems Inc.


----------------------------
<F4>   Formerly known as Signet Systems GmbH